Exhibit 10.21

Novation Agreement

Dated 01st September 2014

FUJAIRAH MUNICIPALITY (FM)

FUJAIRAH OIL INDUSTRY ZONE (FOIZ)

BROOGE PETROLEUM & GAS INVESTMENT COMPANY FZC (Lessee)

Relating to a
Oil Storage Terminal Project
in
The Emirate of Fujairah
United Arab Emirates

THIS NOVATION AGREEMENT (“Novation Agreement”) is dated the 01st day of September 2014 and made

BETWEEN:

1.	FUJAIRAH MUNICIPALITY, (the “Original Contracting Party”):

2.	FUJAIRAH OIL INDUSTRY ZONE , (FOIZ), (the “Transferee”)

3.	BROOGE PETROLEUM & GAS INVESTMENT COMPANY FZC with Company Registration No. 13-FZC-1117, a company incorporated in UAE and having its registered office at Fujairah Free Zone in the Emirate Of Fujairah, United Arab Emirates, with postal address P.O. Box 50170, Fujairah, UAE, all in accordance with the local and federal laws of the UAE on the date of this agreement, and/ or its nominee(s), (hereinafter referred to as the “Lessee”), collectively referred to as the “Parties” and individually as a “Party”.

BACKGROUND:

A.	The Original Contracting Party and the Lessee entered into a lease agreement on March 10, 2013 (“Land Lease”) for the plant site located at Sudah, Fujairah as more particularly described in the Land Lease (“Plant Site”)

B.	The Original Contracting Party now wishes to be released from the Land Lease, and the Lessee has agreed to release it.

C.	The Lessee has agreed with the Original Contracting Party and the Transferee to replace the Original Contracting Party as a party to the Land Lease and accordingly the Parties wish to transfer the rights and obligations of the Original Contracting Party under the Land Lease to the Transferee.

D.	All three Parties have also agreed to amend the area of the Plant Site.

E.	The parties hereto have agreed to transfer the rights and obligations of the Original Contracting Party under the Land Lease Agreement to the Transferee all in accordance with the terms of this Novation Agreement.

F.	The Parties wish to record the terms of their agreement as provided in this Novation Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	NOVATION

1.1.	The Parties agree that on and from the date of execution of this Novation Agreement:

a.	Transferee and the Lessee hereby agree that the provisions of the original Land Lease Agreement shall not be amended in any respect as provided herein.

b.	the Transferee is substituted for the Original Contracting Party under the Land Lease as if the Transferee had originally been the party to the Land Lease Agreement instead of the Original Contracting Party and all references in the Land Lease to the Original Contracting Party are to be read and construed as if they were references to the Transferee;

c.	the Transferee is bound by and must fulfill, comply with and observe all the provisions of the Land Lease and shall enjoy all the rights and benefits of the Original Contracting Party under the Land Lease regardless of whether they are owed before or after the execution of this Novation Agreement;

d.	the Lessee is released and discharged from all and any of its liabilities and obligations to the Original Contracting Party under the Land Lease but without prejudice to the rights of the Lessee against the Transferee in respect of such obligations and liabilities;

e.	the Lessee releases and discharges the Original Contracting Party from any obligations to the Lessee under the Land Lease any and all claims, actions, proceedings, obligations and liabilities (whether arising under the Land Lease, based in negligence or any other form of legal liability) which the Lessee has or may have in the future against the Original Contracting Party for events arising prior to, on or after the date of execution of this Novation Agreement.

2.	ADDENDUM TO LAND LEASE

2.1.	The Transferee and the Lessee agree that the Clause 5 of the Land Lease shall be amended to reflect the revised area as set out in this Clause 2 from the date of execution of this Novation Agreement.

2.2.	The area of the Plant Site referred to in Clause 5.1 of the Land Lease shall be amended to “153,916.93 square metres”.

2.3.	The Plant Site plan (attached at Schedule 1 to this Novation Agreement) shall be inserted as a new Annexure 2 to the Land Lease.

2.4.	The definition of “Plant Site” in Clause 1.1 of the Land Lease shall be deleted and replaced with the following wording:

“Plant Site” means the area of the Leased Premises on which the Plant shall he constructed as more particularly described in Annexure 2.

3.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the Federal Laws of the United Arab Emirates and Fujairah Law.

IN WITNESS whereof the parties hereto have caused this Novation Agreement to be duly executed on the day and year first written.

SIGNED BY:

On behalf of FOIZ (Transferee)

By:	/s/ H.H.Sheikh Rashid Bin Hamad Al Sharqi

Name:	H.H.Sheikh Rashid Bin Hamad Al Sharqi

Title:	Vice Chairman

Date:	September 01, 2014

On behalf of Fuiairah Municipality:

By:	/s/ Mohamed Saif Al Afkham

Name:	Mohamed Saif Al Afkham

Title:	Director

Date:	September 01, 2014

On behalf of Lessee

By:	/s/ Housam El Emri

Name:	Housam El Emri

Title:	C.E.O

Date:	September 01, 2014